EXHIBIT (10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 of our report dated April 23, 2018, relating to the financial statements of TFLIC Separate Account B and our report dated April 26, 2018, relating to the financial statements of Transamerica Financial Life Insurance Company, which appear in TFLIC Separate Account B’s Post-Effective Amendment No. 30 to the Registration Statement on Form N-4 (No. 333-65131). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in TFLIC Separate Account B’s Post-Effective Amendment No. 30 to the Registration Statement on Form N-4 (No. 333-65131).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 7, 2018